Exhibit 1

HIGHWOODS PROPERTIES, INC.

COMMON STOCK, $.01 PAR VALUE

UNDERWRITING AGREEMENT

May 27, 2009

May 27, 2009

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Highwoods Properties, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of shares of its Common Stock, $.01 par value, set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its Common Stock, $.01 par value, set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, $.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company and Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), have filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company or the Operating Partnership. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated March 14, 2008 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, and other information, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.           Representations and Warranties. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a)           Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and neither the Company nor the Operating Partnership has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)           Incorporated Documents. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c)           Not an Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company or the Operating Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Operating Partnership complies or will comply in all material respects with the requirements of the Secu rities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, neither the Company nor the Operating Partnership has prepared, used or referred to, and neither will, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of,

the Company and the Operating Partnership, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e)           Authorization of Issuance. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(f)           No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, the Operating Partnership and their subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company, the Operating Partnership and its subsidiari es, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular quarterly dividends on the Company’s common stock or preferred stock or the Operating Partnership’s units in amounts per share or unit that are consistent with past practices, there has been no dividend or distribution of any kind declared, paid or made by the Operating Partnership or the Company on any class of capital stock or partnership interests.

(g)           Independent Accountants. Deloitte & Touche LLP, which expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and incorporated by reference in the Time of Sale Prospectus and the Prospectus, are independent public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and are a registered public accounting firm within the meaning of Sarbanes Oxley Act of 2002, and any non-audit services provided by Deloitte & Touche LLP to the Company or the Operating Partnership or any of their subsidiaries have been approved by the Audit Committee of the Board of Directors of the Company.

(h)           Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company as of and at the dates indicated and the consolidated results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.

(i)           Real Estate Investment Trust. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), and the Company’s present and proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

(j)           Incorporation and Good Standing of the Company, the Operating Partnership, and their Respective Subsidiaries. Each of the Operating Partnership, the Company, and their respective subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the corporate, limited partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and, in the case of the Operating Partnership and the Company, to enter into and perform its obligation s under this Agreement. Each of the Operating Partnership, the Company, and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock (or similar equity interests) of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and such capital stock owned by the Company is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly , any corporation, association or other entity that would be deemed a Significant Subsidiary (as such term is defined in Rule 405 under the Securities Act) other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(k)           Partnership Agreement. The Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. To the best of the Company’s knowledge, the Partnership Agreement has been duly executed and delivered by the other parties thereto and is a valid and binding agreement, enforceable against such parties in accordance with its terms.

(l)           Conformity of Capital Stock to Description. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(m)           Capitalization and Other Matters. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Time of Sale Prospectus and the Prospectus. The descripti on of the options or other rights granted and/or exercised under the Company’s stock option plans set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly describes such options and rights in all material respects.

(n)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Operating Partnership, nor any of their subsidiaries is in violation of its partnership agreement, charter, bylaws, or limited liability company agreement or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Operating Partnership or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject (each, an “ Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s and the Operating Partnership’s execution, delivery and performance of this Agreement, and the issuance and delivery of the Shares, and consummation of the transactions contemplated hereby and by the Time of Sale Prospectus and the Prospectus (i) have been duly authorized by all necessary partnership or corporate action, as applicable, and will not result in any violation of the provisions of the partnership agreement, charter, bylaws or limited liability company agreement of the Company, the Operating Partnership or any of their subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, statute, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance by the Company and the Operating Partnership of this Agreement or the issuance and delivery of the Shares, or consummation of the transactions contemplated hereby and by the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and the Operating Partnership and are in full force and effect under the Securities Act, and except such as may be required by the applicable securities laws of the several states of the United States or provinces of Canada. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, or any of their subsidiaries.

(o)           No Material Actions or Proceedings. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and the Operating Partnership’s knowledge, threatened (i) against or affecting the Company, the Operating Partnership, or any of their subsidiaries or which has as the subject thereof any property owned or leased by, the Company, the Operating Partnership, or any of their subsidiaries that, if determined adversely to the Company, the Operating Partnership, or such subsidiary, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. No material labor dispute with the employees of the Operating Partnership, the Company or any of their subsidiaries exists or, to the best of the knowledge of the Operating Partnership and the Company, is threatened or imminent.

(p)           Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q)           Intellectual Property Rights. The Company, the Operating Partnership and their subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, domain names, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company, the Operating Partnership, nor any of their subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(r)           All Necessary Permits, etc. The Company, the Operating Partnership and each of their subsidiaries possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for those for which the failure to obtain would not result in a Material Adverse Change. None of the Company, the Operating Partnership, nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(s)           Title to Properties. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, each of the Company, the Operating Partnership and their subsidiaries has good and marketable fee simple title to or valid and enforceable leasehold title in all the properties and assets that are reflected as owned in the financial statements referred to in Section 1(h) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for such security interests, mortgages, liens, encumbrances, equities, claims and other defects that do not have a material adverse effect on the condition (financial or otherwise), earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of busi ness, of the Company, the Operating Partnership and their subsidiaries, considered as one entity (any such effect is called a “Material Adverse Effect”).

(t)           Mortgages, Deeds of Trust and Ground Leases. The mortgages and deeds of trust encumbering the properties and assets described in the Time of Sale Prospectus and the Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any of their subsidiaries, nor does the Company, the Operating Partnership nor any of their subsidiaries hold a participating interest therein, (ii) except as set forth in the Time of Sale Prospectus and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership or any of their subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company, the Operating Partners hip or any of their subsidiaries. Except as not to cause a Material Adverse Effect, all ground leases affecting any of the properties, development projects or development land owned by the Company, the Operating Partnership or any of their subsidiaries are in full force and effect, and none of the Company, the Operating Partnership or any of their subsidiaries is in default under any such ground lease and neither of the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such ground leases.

(u)           Tax Law Compliance. Each of the Company and the Operating Partnership has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

(v)           Not an “Investment Company”. The Company and the Operating Partnership have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). None of the Company, the Operating Partnership, or any of their subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

(w)           Insurance. Each of the Company, the Operating Partnership, and their subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company, the Operating Partnership, and their subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Neither the Company nor the

Operating Partnership has any reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(x)           Title Insurance. Each of the Company, the Operating Partnership, and each of their subsidiaries has title insurance or binding commitments for title insurance on all material properties and assets owned by them in an amount at least equal to the greater of (a) the cost of acquisition of such property or assets and (b) the cost of construction of the improvements located on such properties.

(y)           No Price Stabilization or Manipulation. Neither the Company nor the Operating Partnership has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(z)           No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company include any securities of the Company with the Shares registered pursuant to the Registration Statement.

(aa)           Compliance with Sarbanes-Oxley. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the Company, the Operating Partnership, and their subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(bb)           Accounting System. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes Oxley Act and is designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)           Disclosure Controls and Procedures. Each of the Company and the Operating Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, the Operating Partnership, and their subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company, the Operating Partnership, or any of their subsidiaries. The auditors of the Company and the Operating Partnership and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the ability of the Company and the Operating Partnership to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of the Company and the Operating Partnership. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(dd)           Compliance with Environmental Laws. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company, the Operating Partnership, nor any of their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Operating Partnership, or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Operating Partnership, or any of their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Operating Partnership, or any of their subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Operating Partnership has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, the Operating Partnership, or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the knowledge of the Company and the Operating Partnership, threatened against the Company, the Operating Partnership, or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership, or any of their subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the knowledge of the Company and the Operating Partnership, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, the Operating Partnership, or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership, or any of their subsidiaries has retained or assumed either contractually or by operation of law.

(ee)           Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company and the Operating Partnership conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, the Operating Partnership, and their subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company and the Operating Partnership have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(ff)           ERISA Compliance. The Company, the Operating Partnership, and their subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, the Operating Partnership, their subsidiaries, or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, the Operating Partnership, or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company, the Operating Partnership or such subsidiary is a member. No

“reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Operating Partnership, their subsidiaries, or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Operating Partnership, their subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Operating Partnership, their subsidiaries, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, the Operating Partnership, their subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(gg)           Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s and the Operating Partnership’s knowledge, threatened against the Company, the Operating Partnership, or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s and the Operating Partnership’s knowledge, threatened, against the Company, the Operating Partnership, or any of their subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s and the Operating Partnership’s knowledge, threatened against the Company, the Operating Partnership, or any of their subsidiaries and (C) no union representation question existing with respect to the employees of the Company, the Operating Partnership, or any of their subsidiaries and, to the best of the Company’s and the Operating Partnership’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(hh)           Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company, the Operating Partnership, or any affiliate of the Company or the Operating Partnership, on the one hand, and any director, officer, member, stockholder, partner, customer, or supplier of the Company, the Operating Partnership, or any affiliate of the Company or the Operating Partnership, on the other hand, which is required to be disclosed pursuant to Item 404 of Regulation S-K which is not so disclosed in the Time of Sale Prospectus and the Prospectus. There are no outstanding loans, advances

(except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, the Operating Partnership, or any affiliate of the Company or the Operating Partnership to or for the benefit of any of the officers or directors of the Company, the Operating Partnership, or any affiliate of the Company, the Operating Partnership, or any of their respective family members.

(ii)           Unlawful Payments. Neither the Company, the Operating Partnership, nor any of their subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s or the Operating Partnership’s knowledge, any agent or representative of the Company, the Operating Partnership or of any of their subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of th e foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Operating Partnership and their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(jj)           Anti-Money Laundering Laws. The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Operating Partnership and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.

(kk)           OFAC, etc. (i) Neither the Company, the Operating Partnership nor any of their subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)           The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)           to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)           Each of the Company and the Operating Partnership represents and covenants that for the past 5 years, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2.           Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Share to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereto solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.           Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.           Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date as may be agreed by the Company and you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date as may be agreed by the Company and you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.           Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, the Operating Partnership, or any of their subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(ii) above and to the effect that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that the Company and the Operating Partnership have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion of DLA Piper LLP (US), outside counsel for the Company, dated the Closing Date, the form of which is attached as Exhibit B.

(d)           The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the

Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

The opinion of counsel for the Company described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)           The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(g)           The Senior Vice President and Chief Financial Officer of the Company shall have furnished to the Underwriters, on the date hereof and on the Closing Date, a letter dated as of the date hereof and as of the Closing Date, in the form previously provided by the Underwriters, that such officer or his staff have performed specified procedures as a result of which such officer has determined that certain information of an accounting, financial or statistical nature set forth or incorporated by reference in the Time of Sale Prospectus and the Prospectus is true and correct and agrees with the accounting records of the Company and the Operating Partnership.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.           Covenants of the Company. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a)           To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus during the period mentioned in Section 6(e) or 6(f) below, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)           During the period mentioned in Section 6(e) or 6(f) below, to furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter, the Company or the Operating Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon reques t, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)           If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities

Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company or the Operating Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to general service of process suits in any jurisdiction where it is not now subject.

(h)           To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)           Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the Company’s preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) any transfer or other similar taxes payable on the transfer and delivery of the Shares to the Underwriters, (iii) all filing fees in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, (iv) all filing fees for connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the Company’s preparation or dissemination of any electronic road show, expenses associated with the Company’s production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)           If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

The Company also covenants with each Underwriter that, without the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or

(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock other than a Form S-8 with respect to the Company’s 2009 long-term equity incentive plan. The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or are disclosed in the Time of Sale Prospectus and the Prospectus, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 60-day restricted period, (d) the issuance of Common Stock or cash upon the redemption of units of limited partnership interest in the Operating Partnership, (e) the issuance of up to 500,000 units in the Operating Partnership in connection with property acquisitions, (f) the grant of options or the issuance of Common Stock to employees, officers, directors, advisors or consultants pursuant to any employee benefit plan disclosed in the Time of Sale Prospectus and the Prospectus or (g) the issuance of Common Stock pursuant to the Company’s existing dividend reinvestment plan.

7.           Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.           Indemnity and Contribution.

(a)           The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433( h) under the Securities Act, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an “Issuer Free Writing Prospectus”, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Operating Partnership, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to reta in its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company or the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to i n clause (d)(i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, n o Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company or the Operating Partnership, their officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.           Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE Amex or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on the New York Stock Exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financ ial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company and the Operating Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.           Entire Agreement.

(a)           This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the Operating Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)           The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person, (iii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.           Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company or the Operating Partnership shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours, Highwoods Properties, Inc.
By:	/s/ Terry L. Stevens
	Name:	Terry L. Stevens
	Title:	Senior Vice President and Chief Financial Officer

Very truly yours, Highwoods Realty Limited Partnership By: Highwoods Properties, Inc., its general partner
By:	/s/ Terry L. Stevens
	Name:	Terry L. Stevens
	Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated Wachovia Capital Markets, LLC Morgan Stanley & Co. Incorporated
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.
By:	Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Peter Chapman
	Name:	Peter Chapman
	Title:	Managing Director

SCHEDULE I

Managers:
Managers authorized to release lock-up under Section 6:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated
Manager authorized to appoint counsel under Section 8(c):	Merrill Lynch, Pierce, Fenner & Smith Incorporated
Registration Statement File No.:	333-149733
Time of Sale Prospectus	1. Prospectus dated March 14, 2008 relating to the Shelf 2. the preliminary prospectus supplement dated May 26, 2009 relating to the Shares 3. the price per share for the Shares
4. The number of Shares purchased by the Underwriters
Lock-up Restricted Period:	60 days following the date of this agreement
Title of Shares to be purchased:	Common Stock, $.01 Par Value
Number of Firm Shares:	6,100,000
Number of Additional Shares:	915,000
Purchase Price:

$20.5594 a share; provided that the purchase price per share for any Additional Shares purchased upon the exercise of the over-allotment option shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares.

Price to the Public	$21.50 a share
Selling Concession:	$0.54 a share
Closing Date and Time:	June 1, 2009 9:00 a.m.
Closing Location:	DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina
Address for Notices to Underwriters:

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (646) 855-3073

Attention: Syndicate Department

with a copy to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Facsimile: (212) 230-8730

Attention: ECM Legal

Address for Notices to the Company or the Operating Partnership:	3100 Smoketree Court, Suite 600 Raleigh, NC 27604

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SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,882,460
Wachovia Capital Markets, LLC	1,568,920
Morgan Stanley & Co. Incorporated	941,230
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	427,000
Morgan Keegan & Company, Inc.	398,330
PNC Capital Markets LLC	198,860
RBC Capital Markets Corporation	170,800
Wedbush Morgan Securities Inc.	170,800
Piper Jaffray & Co.	170,800
FTN Equity Capital Markets Corp.	114,070
Stifel, Nicolaus & Company, Incorporated	56,730
Total	6,100,000

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EXHIBIT A

[FORM OF LOCK-UP LETTER]

May __, 2008

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Wachovia Capital Markets, LLC

Morgan Stanley & Co. Incorporated

As Representatives of the Several Underwriters

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Wachovia Capital Markets, LLC (“Wachovia”), and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Highwoods Properties, Inc., a Maryland corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Merrill Lynch, Wachovia and Morgan Stanley (the “Underwriters”), of ___________ shares (the “Shares”) of the Common Stock, $.01 par value, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Merrill Lynch, Wachovia and Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the

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“Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period. In addition, the undersigned agrees that, without the prior written consent of Merrill Lynch, Wachovia and Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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